SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-SEQUA CORPORATE PREFERRED
          GAMCO INVESTORS, INC.
                       5/05/05              800-           89.8000
                       5/02/05              400-           89.8000
                       4/26/05              200-           90.0000
                       4/21/05              200            88.0000
                       4/21/05              200-           88.0000
                       1/11/05              300-           96.0000
           GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                       5/09/05              100            92.0000
               GABELLI DIVIDEND & INCOME TRUST
                       6/03/05           10,000            94.0000
                       5/27/05              200            94.0000
                       5/18/05              200            93.0000
                       5/06/05              100            91.0000
                       5/02/05            1,800            89.8000
                      12/21/04              200            98.0000
               GABELLI CONVERTIBLE FUND
                      12/20/04            1,000            98.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.